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                                                                    Exhibit 4.31

                              ASSUMPTION AGREEMENT
                             (SUBSIDIARY GUARANTEE)


         ASSUMPTION AGREEMENT, dated as of October 5, 2000 made by each of ANC Information Technology Holding, Inc., a Delaware corporation, ANC Information Technology, Inc., a Delaware corporation, and ANC Information Technology, L.P., a Delaware limited partnership (the "ADDITIONAL GUARANTORS"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent on behalf of the Lenders pursuant to the Loan Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Loan Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, ANC Rental Corporation (the "BORROWER") and the Lenders have entered into a Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT");

         WHEREAS, in connection with the Loan Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Guarantors) have entered into the Subsidiary Guarantee, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE") in favor of the Lenders;

         WHEREAS, the Loan Agreement requires the Additional Guarantors to become a party to the Guarantee; and

         WHEREAS, the Additional Guarantors have agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

         NOW, THEREFORE, IT IS AGREED:

         1. GUARANTEE. By executing and delivering this Assumption Agreement, each of the Additional Guarantors, as provided in Section 5.14 of the Guarantee, hereby become a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor

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thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantors hereby represent and warrant that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    ANC INFORMATION TECHNOLOGY
                                    HOLDING, INC.



                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary

                                    ANC INFORMATION TECHNOLOGY, INC.




                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary


                                    ANC INFORMATION TECHNOLOGY, L.P.

                                    By: ANC Information Technology, Inc.,
                                        its general partner



                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary

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                                                                       ANNEX 1-A

                         NOTICE ADDRESSES OF GUARANTORS




ANC Information Technology Holding, Inc.
ANC Information Technology, Inc.
ANC Information Technology, L.P.
200 South Andrews Avenue
Fort Lauderdale, Florida  33301